UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2009

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K amends certain information included in the Current Report on Form 8-K filed by DCP Midstream Partners, LP (the “Partnership”) under Items 5.02 and 9.01 on December 30, 2008 (the “Initial 8-K”) regarding the appointment of Mr. Alan N. Harris as a member of the Board of Directors of the Partnership’s ultimate general partner.  The Board of Directors did not appoint Mr. Harris to serve on any of its committees at the time of his appointment to the Board of Directors.  The information included in Items 5.02 and 9.01 of the Initial 8-K are incorporated herein by reference.

Item 5.02 Election of Directors

On December 30, 2008, the Partnership announced the appointment of Alan N. Harris to the Board of Directors of the Partnership’s ultimate general partner, DCP Midstream GP, LLC (the “General Partner”) effective January 1, 2009; at that time he was not appointed to any committee of the General Partner’s Board of Directors.

Pursuant to an Unanimous Written Consent of the Board of Directors of the General Partner, dated as of January 21, 2009, the Board of Directors appointed Mr. Harris as Chairman to the Compensation Committee of the Board of Directors of the General Partner effective January 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel and Secretary

January 23, 2009